Exhibit 10.4 – Unsecured Note Payable to Audit Prep Services, LLC

NONE OF THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE AND FOREIGN SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.
December 1, 2015 (the “Issue Date”)
US $111,901.00
12% UNSECURED NOTE
1.	General
FOR VALUE RECEIVED, bBOOTH, INC. (the “Issuer”) promises to pay to Audit Prep Services LLC, of 8605 Santa Monica Boulevard, #36640 Los Angeles, California 90069, mpsomas@auditprep.com (the “Holder”), the principal sum of ONE HUNDRED ELEVEN THOUSAND NINE HUNDRED ONE DOLLARS ($111,901.00) in lawful currency of the United States (the “Principal Amount”) on April 1, 2017 (the “Maturity Date”). The Company may prepay any portion of the Principal Amount without the prior written consent of the Holder subject to the prepayment terms and conditions set out in Section 7.
1.1                          This unsecured note (this “Note”) is interest bearing at the rate of twelve percent (12%) per annum, and may be assignable by Holder without the prior consent of the Issuer.
2.	Definitions
2.1                          For the purposes hereof, in addition to the terms defined elsewhere in this Note: (i) capitalized terms not otherwise defined herein have the meanings given to such terms in the Subscription Agreement, and (ii) the following terms shall have the following meanings:
(a)	“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday in the United States or a day on which banking institutions in the State of California are authorized or required by law or other government action to close;
(b)	“Person” means any individual, sole proprietorship, limited or unlimited liability corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, body corporate, joint venture, trust, pension fund, union, governmental authority, and a natural person including in such person’s capacity as trustee, heir, beneficiary, executor, administrator or other legal representative;

3.	Repayment
3.1                          Payment of this Note (less any tax required to be withheld by the Issuer) shall be paid to the Holder by the Issuer by certified check or by such other method as may be mutually agreed to by the Holder and the Issuer from time to time.
4.	Prepayment
4.1                          Subject to the prepayment terms and conditions set out in this Section 4, the Issuer may, at its option, at any time prior to the Maturity Date, upon ten calendar days prior written notice to the Holder (a “Prepayment Notice”), prepay any portion of the Principal Amount, and accrued interest thereon, without the prior written consent of the Holder.
4.2                          The Prepayment Notice shall set forth the date on which prepayment is to occur, such date being no earlier than ten calendar days after the date of the Prepayment Notice and no later than the Maturity Date (in any case, the “Prepayment Date”), and shall set forth that portion of the Principal Amount to be prepaid, along with the calculated accrued interest thereon through and including the Prepayment Date (the “Prepayment Amount”).
4.3                          The Prepayment Amount (less any tax required to be withheld by the Issuer) shall be paid to the Holder by the Issuer by certified check or such other method as may be mutually agreed to by the Holder and the Issuer from time to time. The mailing of such check, or payment by other means, by the Issuer on or before the Prepayment Date shall be deemed to be payment on the Prepayment Date unless the check is not paid upon presentation, or payment by such other means as may be mutually agreed to by the Holder and the Issuer is not received prior to the Prepayment Date.
4.4                          At any time after a Prepayment Notice is given, the Issuer shall have the right to deliver to the Holder, or to such other Person as may be directed by the Holder, the Prepayment Amount. Upon the delivery of the Prepayment Amount to the Holder being made, or upon the Prepayment Date, whichever is later, the Note shall be, and be deemed to be, paid and the rights of the Holder shall be limited to receiving, without interest, the amount so deposited. Any interest allowed on such deposit shall accrue to the Issuer.
5.	Event of Default
5.1                          For the purposes of this Note, the Issuer shall be in default upon the occurrence of any one or more of the following events (each such event being, an “Event of Default”):
(a)	the Issuer defaults in the payment of any amounts owing under this Note when due and the Issuer fails to cure such default within ten (10) Business Days after written notice of default is sent by the Holder to the Issuer;

(b)	the Issuer defaults in the payment of any amounts due and owing under any note or other obligation issued to any third-party when due and the Issuer fails to cure such default within the time provided under the terms of such third-party obligation;
(c)	the Issuer files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent, or files any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or seeks, consents to, or acquiesces in, the appointment of any trustee, receiver or liquidator of the Issuer;
(d)	a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against the Issuer seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) Business Days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Issuer is appointed without the consent or acquiescence of the Issuer and such appointment remains unvacated and unstayed for an aggregate of sixty (60) Business Days (whether or not consecutive); or
(e)	the Issuer ceases or threatens to cease to carry on its business.
5.2                          If any Event of Default occurs, subject to any cure period, the full Principal Amount, together with interest thereon accrued to the date of the Event of Default, shall become, at the Holder’s election, immediately due and payable in cash.  Upon payment of the full Principal Amount, together with accrued interest and any other amounts owing under this Note, this Note shall promptly be surrendered to or as directed by the Issuer.  The Holder need not provide and the Issuer hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately, subject to any cure period, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment of amounts owing under this Note shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
6.	Notices
6.1                          Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing, addressed to the Issuer, and delivered personally or by overnight courier service, prepaid registered mail to: 901 Hancock Ave, Unit 308, West Hollywood, CA, USA 90069, and by Email: jimmy@bbooth.com, Attn: Jimmy Geiskopf, or to such other physical address or email address as the Issuer may notify the Holder of from time to time in accordance with Section 9.2.

6.2                          Any and all notices or other communications or deliveries to be provided by the Issuer hereunder shall be in writing, addressed to the Holder, and delivered personally or by overnight courier service, prepaid registered mail AND by email to the email address of the Holder appearing in Section 1 of this Note, or such other physical address or email address as the Holder may notify the Issuer of from time to time in accordance with Section 9.1.
6.3                          Any notice or other communication or delivery hereunder shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered by email transmission prior to 5:30 p.m. (Pacific Standard Time) on a Business Day, (b) the second Business Day following the date of mailing, if sent by overnight courier service or prepaid registered mail; or (c) upon actual receipt by the Party to whom such notice is required to be given.
7.	Replacement of Note if Lost or Destroyed
7.1                          If this Note shall be damaged, lost, stolen or destroyed, the Issuer may, in its discretion, execute and deliver, in exchange and substitution for and upon cancellation of a damaged Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the balance of the Principal Amount outstanding at such time.
7.2                          The Holder will bear the cost of issue of any new Note and, in case of loss, destruction or theft, will furnish to the Issuer such evidence of ownership and of loss, destruction or theft of the Note so lost, destroyed or stolen as will be reasonably satisfactory to the Issuer in its reasonable discretion.
8.	Governing Law
All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof.
9.	Waivers
Any waiver by either the Issuer or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of either the Issuer or the Holder, as applicable, to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.
10.	Invalidity
Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and shall not invalidate the remainder of such provision or the remaining provisions of this Note.

11.	Successors and Assigns
This Note shall be binding on the Issuer and its permitted successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.
12.	Amendment and Waiver
Any term or provision of this Note may be amended or waived upon mutual prior written agreement of the Issuer and the Holder.
13.	Payments
All payments under this Note shall be in lawful money of the United States of America and shall be made to the Holder. All payments shall be applied first to accrued interest, and thereafter to the Principal Amount.
14.	Interest Rate
Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if the Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the Principal Amount and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the Principal Amount, such excess shall be refunded to the Issuer.
15.	Titles and Subtitles
The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.
16.	Rights and Remedies
Each of the rights, remedies or options provided herein, or available at law or in equity which may be exercised by the Holder may be exercised separately or concurrently with any one or more other options, rights, or remedies. Such rights, powers and remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur.  The Holder shall not by any act of omission or commission be deemed to waive any of its rights, powers or remedies under this Note unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth therein.  Failure to exercise any option, right, or remedy shall not constitute a waiver of the right of the Holder to exercise such option, right or remedy in the event of or with respect to any prior, subsequent or concurrent transaction or occurrence of the same or a different kind or character.  The Holder’s acceptance of any partial payment after the time when such payment becomes due and payable hereunder shall not be held to establish a custom, or to waive any of the Holder's rights to enforce prompt payment of this Note or any of the Holder’s other rights hereunder.

17.	Next Business Day
Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment or other obligation shall be made on the next succeeding Business Day.
18.	Counterparts and Electronic Means
This Note may be executed in counterparts, each of which, when so executed and delivered, will constitute an original, and all of which together will constitute one instrument. Delivery of an executed copy of this Note by facsimile or email transmission, or other means of electronic communication capable of producing a printed copy, will be deemed to be execution and delivery of an original copy of this Note as of the Issue Date.
IN WITNESS WHEREOF, the Issuer and the Holder have caused this Note to be duly executed as of the Issue Date.

bBOOTH, INC. Per: /s/ Jimmy Geiskopf Authorized Signatory Name: Jimmy Geiskopf Duly Authorized Member of the Board of Directors	Audit Prep Services, LLC Per: /s/ Michael Timothy Psomas Authorized Signatory Name: Michael Timothy Psomas